EXHIBIT 23.02

                          INDEPENDENT AUDITOR'S CONSENT

         We hereby consent to the incorporation of our report dated March 19, 2002 in this Registration Statement on Form SB-2, Post Effective Amendment No. 3 of Demand Financial International, Ltd.

         We also consent to the references to us under the heading "Experts" in such document.


June 5, 2002


  /s/ Malone & Bailey, PLLC
  -------------------------
      Malone & Bailey, PLLC
      Houston, Texas